UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 16, 2011

Moneylogix Group, Inc.
(Exact Name of Registrant As Specified In Charter)

Nevada	000-30424	33-0680443
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employee Identification No.)

88 Toporowski Ave, Richmond Hill, Ontario, Canada, L4S2V6
(Address of Principal Executive Offices)

416-450-6414
 (Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreement

On February 16, 2011, Moneylogix Group, Inc., (the “Company”) and a certain investor (the “Investor” or collectively referred to herein as the “Investors”) entered into a Subscription Agreement (the “Agreement”).

Pursuant to the Agreement, the Investor purchased Two Million (2,000,000) Units, with each unit (a “Unit”) being offered and sold at $0.25 per Unit and each Unit consisting of (i.) one share of the Company’s common stock; and (ii.) one warrant to purchase one share of the Company’s common stock at an initial exercise price equal to $0.25 per share.

Additionally, on February 25, 2011, Moneylogix Group, Inc., and a certain Investor entered into a Subscription Agreement.

Pursuant to the Agreement, the Investor  purchased 100,000 (100,000) Units, with each unit  being offered and sold at $0.25 per Unit and each Unit consisting of (i) one share of the Company’s common stock and (ii) one warrant to purchase one share of the Company’s common stock at an initial exercise price equal to $0.25 per share.

Item 3.02 Unregistered Sales of Equity Securities

Pursuant to the Agreement, on February 25, 2011, we issued 2,100,000 shares of our Common Stock to the Investors.

Such securities were not registered under the Securities Act of 1933.  The issuance of these shares was exempt from registration, pursuant to Section 4(2) of the Securities Act of 1933.  These securities qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance securities by us did not involve a public offering. The offering was not a “public offering” as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of securities offered. We did not undertake an offering in which we sold a high number of securities to a high number of investors. In addition, these shareholders had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such securities are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these securities would not be immediately redistributed into the market and therefore not be part of a “public offering.” Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

10.1	Form of Subscription Agreement

10.2	Form of Warrant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized

MONEYLOGIX GROUP, INC.

Date: March 4, 2011	By:	/s/ Mahmood Moshiri
		Name:	Mahmood Moshiri
		Title:	Chief Executive Officer, President, Chief Medical Officer and Director

EXHIBIT INDEX

Exhibit Number	Description

10.1	Form of Subscription Agreement

10.2	Form of Warrant